Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Mobile Vault, Inc.

(A Development Stage Company)

Cameron Park, California

We hereby consent to the inclusion in this form 10-K, Annual Report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 of our report dated June 22, 2012 relating to the financial statements of Mobile Vault, Inc. as of and for the year ended May 31, 2012.

/s/ ZS Consulting Group LLP

Melville, New York

February 27, 2013

115 Broad Hollow Road, Suite 350     Melville, New York 11747

Tel: (516) 394-3344     Fax:  (516) 908-7867

www.zmscpas.com